Exhibit 1

                              QUILVEST FINANCE LTD.

                                POWER OF ATTORNEY


                  Know all men by these presents, QUILVEST FINANCE LTD. (formerly known as Terfin International, Ltd.), a British Virgin Islands International Business company, does hereby constitute and appoint J. William Uhrig and H. Whitney Wagner of Three Cities Research, Inc., 135 East 57th Street, New York, New York 10022, its attorney-in-fact with full power, discretion and authority to take on behalf of the undersigned all actions which said attorney-in-fact shall in his sole discretion determine to be appropriate to:

         1. execute for and on behalf of the undersigned, with respect to Family Bargain Corporation (the "Company"), Schedule 13D in accordance with Schedule 13(d), and Forms 3, 4 and 5 in accordance with Section 16(a), of the Securities and Exchange Act of 1934, as amended (the "Act"), and the rules thereunder; and

         2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D and Forms 3, 4 and 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact's discretion.

In addition, the undersigned hereby gives and grants unto said attorney-in-fact full power discretion and authority to do an perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the rights and powers herein granted with respect to such Schedule 13D and Forms, 3, 4 and 5, as fully to all intents and purposes as the undersigned might do or could do by its duly authorized officers if personally present, and the undersigned does hereby confirm, approve and ratify all that said attorney-in-fact or his delegates shall lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with

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Section 13 or Section 16 of the Act. This Power of Attorney shall remain in full force and effect until December 31, 1998, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                  This instrument may not be changed orally and shall be governed by and construed in accordance with the laws of the State of New York, the United States of America.

Dated:   February 26, 1998

                                                     QUILVEST FINANCE LTD.

                                                     By: /s/ Kurt Sonderegger
                                                     ---------------------------
                                                     Kurt Sonderegger


                                                     By: /s/ Walter Knecht
                                                     ---------------------------
                                                     Walter Knecht


                               Page 8 of 8 Pages